EXHIBIT 10.18
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                       AMENDMENT TO 1994 STOCK OPTION PLAN


     Pursuant to action taken at the 1999 Annual Meeting on June 29, 1999, the stockholders of Savoir Technology Group, Inc., a Delaware corporation and successor in interest to Western Micro Technology, Inc. (the "Company") have amended the Western Micro Technology, Inc. 1994 Stock Option Plan (the "Plan"), amended and restated effective as of May 18, 1997, as set forth below. Unless otherwise indicated, capitalized terms not defined herein have the meanings set forth in the Plan.

     Section 5(a) of the Plan is amended in its entirety to read as follows:

     "SECTION 5. STOCK SUBJECT TO PLAN.
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          (a) Basic Limitation. Shares offered under the Plan shall be
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     authorized but unissued Shares or Shares acquired on the open market. The aggregate number of Shares which may be issued under the Plan upon the exercise of Options shall not exceed 3,163,034 plus the shares that remained available for grant under the Western Micro Technology, Inc. Amended and Restated Incentive and Non-Incentive Stock Option Plan as of June 15, 1994, including any shares subject to any option granted under such plan and outstanding on such date that is terminated prior to exercise. The aggregate number of Shares which may be issued under the Plan shall at all times be subject to adjustment pursuant to Section 8. The number of Shares which are subject to Options outstanding at any time under the Plan shall not exceed the number of Shares which are available for issuance under the Plan. The Company, during the term of the Plan, shall at all times reserve and keep available sufficient Shares to satisfy the requirements of the Plan."

     Section 6(b) is amended in its entirety to read as follows:

          "(b) Number of Shares. Each Stock Option Agreement shall specify the
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     number of Shares that are subject to the Option and shall provide for the adjustment of such number in accordance with Section 8. The Stock Option Agreement shall also specify whether the Option is an ISO or a Nonstatutory Option. Options granted to any Optionee in a single calendar year shall in no event cover more than 1,000,000 Shares, subject to adjustment in accordance with Section 8. Options granted to an Optionee in the calendar year in which he or she is newly hired shall in no event cover more than 500,000 Shares, subject to adjustment in accordance with Section 8."